UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2005

Silicon Storage Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-26944

California	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1171 Sonora Court
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 735-9110
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 11, 2005, Silicon Storage Technology, Inc., or SST, entered into a Share Purchase Agreement to acquire all of the outstanding capital stock of Actrans Systems Inc., or Actrans, a company incorporated and existing under the laws of the Republic of China. Pursuant to the terms of the Share Purchase Agreement, SST agreed to issue 4,358,255 shares of SST Common Stock and approximately $4.9 million in cash to the shareholders of Actrans. On April 11, 2005, at the initial closing of the acquisition, 4,241,359 of the shares were issued and approximately $4.8 million in cash was paid. The remaining 116,896 shares of SST Common Stock will be issued and approximately $131,000 in cash will be paid, after the receipt of necessary approvals from the Hsinchu Science-Based Industry Park Administration of the Republic of China.

The 4,241,359 shares of SST Common Stock issued in the initial closing are not registered under the Securities Act of 1933, as amended, or any state securities laws. SST has relied on Rule 901 of Regulation S of the Securities Act of 1933, as amended, in connection with such issuance. SST intends to rely on Rule 802 of the Securities Act of 1933, as amended, in connection with the issuance of the remaining 116,896 shares of SST Common Stock. SST has agreed to file a Registration Statement for the resale of all 4,358,255 shares of SST Common Stock.

It is possible that the process of integrating Actrans with SST's business may create unforeseen operating difficulties and expenditures. The areas where SST could face potential difficulty include:

  diversion of management time, as well as a shift of focus from operating the business to issues of integration and future products;
  declining employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects, or the direction of the business;
  the need to integrate Actrans' accounting, management information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented; and
  the need to implement controls, procedures and policies appropriate for a public company; and in some cases, the need to transition operations onto our platforms.

Moreover, SST may not realize the anticipated benefits of the acquisition of Actrans, including the licensing of certain of Actran's products to our customers and the integration of Actrans' technology into our product offerings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Dated: April 13, 2005

Silicon Storage Technology, Inc.

By:	/s/ Jack K. Lai

Jack K. Lai
Vice President Finance & Administration, Chief Financial Officer and Secretary